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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated April 12, 2002 with respect to the Arch Coal, Inc. Contributed Properties financial statements and (ii) our reports dated April 16, 2002 with respect to the balance sheets of Natural Resource Partners L.P., NRP
(GP) LP and GP Natural Resource Partners LLC, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Natural Resource Partners L.P. for the registration of 4,576,890 Common Units Representing Limited Partner Interests.


                                          /s/ERNST & YOUNG LLP

ST. LOUIS, MISSOURI

JULY 1, 2002